                                                                   EXHIBIT 10.39



                   [PRUDENTIAL SECURITIES INCORPORATED]
                               LETTERHEAD





                                                           October 5, 1994



Mr. Larry Friend
L.H. Friend, Weinress, Frankson, Inc.
333 Michelson Drive
Suite 650
Irvine, CA   92715

Dear Larry,

       Per our recent telephone conversation, I will be pleased to summarize the fee splitting arrangement between our respective firms relating to the Cadiz project.

       As you know our direct compensation from the Company is set at $20,000 per month to be offset against debt placement fees of 1 3/4% of the principle amount. We presently anticipate that the financing will be in the $60 million range which would equate to a placement fee in the $1 million range. From this we would subtract the amount of our monthly retainer and split the balance with you as follows 75% to Prudential Securities, 25% to L.H. Friend. If however, the debt placement is larger, or is in more than one tranche, we will certainly apply the same formula to our respective compensation.

   As always it is a great pleasure working with you and we look forward to another successful venture together.

                                            Sincerely,

                                            /s/ Alexander C.  Schwartz, Jr.
                                            -------------------------------






                     [PRUDENTIAL SECURITIES INCORPORATED]
                                 LETTERHEAD





                                                  Date:  August 31, 1994


PRUDENTIAL SECURITIES INCORPORATED
One Seaport Plaza
New York, N.Y.  10292


   In connection with the engagement, dated July 26, 1994, between Prudential Securities Incorporated ("Prudential Securities") and Cadiz Land Company, Inc. (the "Company"), the Company hereby agrees to indemnify and hold harmless Prudential Securities and its affiliates, their respective directors, officers, controlling persons (within the meaning of Section 15 of the Securities Act of 1933 or Section 20(a) of the Securities Exchange Act of 1934), if any, agents and employees of Prudential Securities or any of Prudential Securities' affiliates (collectively, "Indemnified Persons" and individually, an "Indemnified Person") from and against any and all claims, liabilities, losses, damages and expenses incurred by any Indemnified Person (including fees and disbursements of Prudential Securities' and an Indemnified Person's counsel) which (A) are related to or arise out of
(i) actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company or (ii) actions taken or omitted to be taken by an Indemnified Person with the Company's consent or in conformity with the Company's instructions or the Company's actions or omissions or (B) are otherwise related to or arise out of Prudential Securities' engagement, and will reimburse Prudential Securities and any other Indemnified Person for all costs and expenses, including fees of Prudential Securities or an Indemnified Person's counsel, as they are incurred, in connection with investigating, preparing for, or defending any action, formal or informal claim, investigation, inquiry or other proceeding, whether or not in connection with pending or threatened litigation, caused by or arising out of or in connection with Prudential Securities acting pursuant to the engagement, whether or not Prudential Securities or any Indemnified Person is named as a party thereto and whether or not any liability results therefrom. The Company will not, however, be responsible for any claims, liabilities, losses, damages, or expenses pursuant to clause (B) of the preceding sentence which are finally judicially determined to have resulted primarily from Prudential Securities' bad faith or gross negligence. The Company also agrees that neither Prudential Securities nor any other Indemnified Person shall have any liability to the Company for or in connection with such engagement except for any such liability for claims, liabilities, losses, damages, or expenses incurred by the Company which are finally judicially determined to have resulted primarily from Prudential Securities' bad faith or gross negligence. The Company further agrees that the Company will not, without the prior written consent of Prudential Securities, settle or compromise or consent to the entry of any judgement in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not Prudential Securities or any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of Prudential Securities and each other Indemnified Person hereunder from all liability arising out of such claim, action, suit or proceeding.

   In order to provide for just and equitable contribution, if a claim for indemnification is made pursuant to these provisions but is found in a final judgement by a court of competent jurisdiction (not subject to further appeal) that such indemnification is not available for any reason (except, with respect to indemnification sought solely pursuant to clause (B) of the first paragraph hereof, for the reasons specified in the second sentence thereof), even though the express provisions hereof provide for indemnification in such case, then the Company, on the one hand, and Prudential Securities, on the other hand, shall contribute to such claim, liability, loss damage or expense for which such indemnification or reimbursement is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and Prudential Securities on the other hand, in connection with the transactions contemplated by the engagement, subject to the limitation that in any event Prudential Securities' aggregate contribution to all losses, claims damages, liabilities and expenses to which contribution is available hereunder shall not exceed the amount of fees actually received by Prudential Securities pursuant to the engagement.

   The foregoing right to indemnity and contribution shall be in addition to any rights that Prudential
Securities and/or any other Indemnified Person may have at common law or otherwise and shall remain in full force and effect following the completion or any termination of your engagement. The Company hereby consents to personal jurisdiction and to service and venue in any court in which any claim which is subject to this agreement is brought against Prudential Securities or any other Indemnified Person.

   It is understood that, in connection with Prudential
Securities' engagement, Prudential Securities may also be engaged to act for the Company in one or more additional capacities, and that the terms of this engagement or any such additional engagement may be embodied in one or more separate written agreements.
This indemnification shall apply to said engagement, any such additional engagement(s) (whether written or oral) and any modification of said engagement or such additional engagement(s) and shall remain in full force and effect following the completion or termination of said engagement or such additional engagements.

   The Company further understands that if Prudential
Securities is asked to act for the Company as dealer manager in an exchange or tender offer or as an underwriter in connection with the issuance of securities by the Company or to furnish the Company a financial opinion letter or in any other formal capacity, such further action may be subject to a separate agreement containing provisions and terms to be mutually agreed upon.

                                         Very truly yours,

                                         Cadiz Land Company, Inc.


                                         By:    /s/ Keith Brackpool
                                                -----------------------
                                         Title: CEO


AGREED AND ACCEPTED:

PRUDENTIAL SECURITIES INCORPORATED


By:    /s/ James C.  Woods
       --------------------------
Title: Managing Director